UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2011

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                       Other Events.

On June 24, 2011, Heritage Commerce Corp (the “Company”) paid all of the deferred interest payments on its outstanding trust preferred subordinated debt securities in the amount of $3.9 million, which includes all payments due through September 8, 2011.  In November 2009, the Company announced that it was exercising its right to defer regularly scheduled interest payments on its $23.7 million of junior subordinated notes relating to its trust preferred securities.  From the time it deferred interest payments, the Company accrued the expense of each deferred interest payment at the normal rate on a compounded basis.  Therefore, the cash payment of the deferred arrearage will not have any impact on the Company’s earnings for the three and six months ended June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: June 24, 2011	By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern,
Executive Vice President and
Chief Financial Officer